UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2020

Wall Street Acquisitions, Corporation.

(Exact name of registrant as specified in its charter)

                                 Delaware                                  000-55755                              30-0965482

                             (State or other jurisdiction          (Commission                          (IRS Employer

                             of incorporation)                         File Number)                           Identification No.)

4440 S. Piedras Drive, #136 San Antonio, TX 78228	11747
(Address of principal executive offices)	(Zip Code)

                                                                         (973) 277 4239

                                                        (Registrant’s telephone number, including area code)

                                                                 One Gateway Center, 26th Fl

                                                                          Newark, NJ 07102

                                                     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

I

Securities registered pursuant to Section l 2(b) of the Act:

N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 §240.12b-2 of this chapter).

                                                                                                        Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [NO]

Item 8.01	Other Events.

On September 20, 2019, the Company reported the following:

“On September 19, 2019, the Company filed with the State of Delaware a certificate of amendment to its Certificate of Incorporation increasing its authorized shares of common stock from 100,000,000 shares to 500,000,000 shares and its non-designated preferred stock from 20,000,000 shares to 100,000,000 shares.”

A review of the Company’s file with the Delaware Department of Corporations has disclosed that the Amended Certificate of Incorporation was never filed.

The Company has subsequently filed the said Amended Certificate of Incorporation and hereby disclose the filing as follows:

On May 4, 2020, the Company filed with the State of Delaware an Amended Certificate of Incorporation authorizing a total of 600,000,000 common stock, $0.0001par value.

The ratio of the share ownership of the Company, 85% to Jimmy Ramirez and 15%  to Franklin Ogele, as disclosed on the Form 8-K filed on September 20, 2019 remains the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Jimmy Ramirez

Wall Street Acquisitions, Corp

Registrant

Date: June 10, 2020